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                                  Exhibit 11.1
                             EBIZ ENTERPRISES, INC.
                         COMPUTATION OF LOSS PER SHARE
                     (in thousands, except per share data)

                                                     THREE MONTHS ENDED         THREE MONTHS ENDED
                                                     SEPTEMBER 30, 1999         SEPTEMBER 30, 1998

BASIC LOSS PER SHARE

Common shares outstanding, beginning of period                     7,262                      6,256
Effect of weighting of shares
   Stock options                                                      58                         --
   Shares issued                                                      --                         46
                                                     -------------------        -------------------
Weighted average of common shares outstanding                      7,320                      6,302
                                                     ===================        ===================
Net loss attributable to common shareholders         $            (1,240)       $              (463)
                                                     ===================        ===================
Loss per common share                                $             (0.17)       $             (0.07)
                                                     ===================        ===================

                                                     THREE MONTHS ENDED         THREE MONTHS ENDED
                                                     SEPTEMBER 30, 1999         SEPTEMBER 30, 1998

BASIC LOSS PER SHARE

Common shares outstanding, beginning of period                     7,262                      6,256
Effect of weighting of shares
   Stock options                                                      58                         --
   Shares issued                                                      --                         46
                                                     -------------------        -------------------
Weighted average of common shares outstanding                      7,320                      6,302
                                                     ===================        ===================
Net loss attributable to common shareholders         $            (1,240)       $              (463)
                                                     ===================        ===================
Loss per common share                                $             (0.17)       $             (0.07)
                                                     ===================        ===================